UNITED STATES
        SECURITIES AND EXCHANGE COMMISSION
        Washington D.C., 20549

               Form 8-K

            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 25, 1997


   Commission file number 33-12664-D


            WORLDWIDE GOLF RESOURCES, INC.
(Exact name of registrant as specified in charter)

             Nevada                                  88-0335511
        (State of other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification Number)

        5230 So.  Valley View, Suite E
        Las Vegas, Nevada                            89118
        (Address of Principal Executive Office)      (Zip Code)
            (702) 739-9392
(Registrant's Telephone Number, Including Area Code)

              Copies To:
             Gerald Levine
               President
     23 Cactus Garden Drive, F-23
        Henderson, Nevada 89014
            (702)893-4747

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Worldwide Golf Resources, Inc.  Page 2

Item No 1    Changes in Control of Registrant.

No events to report.

Item No. 2.  Acquisition or Disposition of Assets.

No events to report.

Item No. 3.  Bankruptcy or Receivership.

No events to report.

Item No. 4.  Changes in Registrant's Certifying
Accountant.

Pursuant to Item 304 of Regulation S-K, the company makes the following representations:

        Item 304(a)(1)

        (I) On February 26, 1997, Janet Loss, C.P.A., P.C. was terminated as the independent auditor of the Company .

        (ii) On February 26, 1997, the Company
reached an agreement with Clancy & Co., P.L.L.C., whereby Clancy & Co. was engaged to act as the Company's auditor, commencing with the Company's audit for the fiscal year ending December 31, 1996.

        (iii) The principal accountant's report on the Company's financial statements for either the past two (2) years has not contained either an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to an uncertainty, audit scope, or accounting principles.

        (iv) The change in accountants was approved by the Board of Directors of the Company.

        (v)  During the registrant's two most recent
fiscal years and subsequent interim period up to the date of the change of accountants, there were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

        Item 304(a)(2)

        On February 25, 1997, the Company reached its agreement with Clancy & Co., P.L.L.C. prior to the engagement agreement dated February 25, 1997, the company had not received nor sought any auditing, accounting or financial opinions from the successor accountants.
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Worldwide Golf Resources, Inc.  Page Three



Item No. 5.  Other Events.

No events to report.

Item No. 6.  Resignation of Registrant's Directors.

No events to report.

Item No. 7. Financial Statements, Proforma Financial
Information and Exhibits.

        Exhibit - Engagement letter of new auditor.
        Exhibit - Letter from Janet Loss, C.P.A., P.C.

             SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Worldwide Golf Resources, Inc.



By:/s/Gerald Levine                            Dated:   February 25, 1997
       Gerald Levine, President
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      CLANCY AND CO., P.L.L.C.
    CERTIFIED PUBLIC ACCOUNTANTS

Central Plaza
4041 North Central Avenue                                 (602)266-2646
Suite 890                                         FAX: (602)266-2402
P.O. Box 16627 (85011-6627)
Phoenix AZ 85012                                February 25, 1997


Mr. Gerald Levine, Chief Executive Officer
Worldwide Golf Resources, Inc.
5230 S. Valley View, Suite E
Las Vegas, NV 89118

Dear Gerry:

This letter is to confirm my understanding of the terms and objectives of our engagement.

I, William L. Clancy, will be the CPA in charge of all work we perform for you. Auditing and reporting on you r financial statements is to be our recurring basis assignment. I will also be available to help you with current problems as they arise through the year.

We will audit the Company's financial statements of Worldwide Golf Resources, Inc. as of December 31,
1996 for the purpose of expressing an opinion on them.
The proper recording of transactions, safeguarding of assets, and the financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements.

We will conduct our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence which supports the amounts and disclosures included in the financial statements. It also includes assessing the accounting principles used and estimates made by management, as well as evaluating the overall financial statement presentation. If, for any reason, we are unable to express an unqualified opinion on the financial statements, we will discuss the alternatives with you in order to arrive at an acceptable solution.

An audit is subject to the risk that material errors and irregularities, including fraud and defalcations, if they exist, will not be detected. We will inform you of any material errors, and all irregularities and illegal acts that come to our attention, unless they are inconsequential.

Assistance is to be supplied by your personnel, including the preparation of the detailed trial balance, schedules and analyses of accounts. Timely completion of this work will facilitate the completion or our audit.

In you intend to publish or otherwise reproduce the financial statements and make reference to our firm, you agree to provide us with printers' proofs or masters for our preview and approval before printing. You also agree to provide us with a copy of the final reproduced material before it is distributed.
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Page 2
Mrs.  Marie A.  Levine

Additionally, we will prepare the U.S. Corporation
Income Tax return and any state related income or license tax returns for the year 1996.

Our fees will be billed upon completion of the work and will be based on the amount of time required plus actual out-of-pocket expenses. Invoices are payable upon presentation. We will notify you immediately of any circumstances we encounter that could significantly affect our initial estimate of total fees of $25,000.00 to $30,000.00. Before our services begin you have agreed to pay us a retainer of $5,000.00, which will be applied to the final billing for this engagement.

If the foregoing is in accordance with your understanding, please sign and return to us the duplicate copy of this letter.

We appreciate the opportunity to serve you and trust that our association will be a long and pleasant one.

                                      Yours very truly,

                                      Clancy and Co., P.L.L.C.


                                      /s/William L.  Clancy
                                      By William L. Clancy, CPA


Worldwide Golf Resources, Inc.

Accepted:


/s/Marie A.  Levine
Marie A. Levine,
Secretary and Treasuerer


03/03/97
Date
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      JANET LOSS, C.P.A., P.C.
     CERTIFIED PUBLIC ACCOUNTNAT
 9101 E.  KENYON AVENUE, SUITE 2000
       DENVER, COLORADO 80237
            303-220-0227



February 26, 1997


Mr. Gerald Levine
President and Board of Directors
WorldWide Golf Resources, Inc.
5230 So.  Valley Veiw Blvd., Suite E
Las Vegas, Nevada 89118

Dear Mr. Levine:

This is to confirm that the client-auditor relationship between WorldWide Golf resoruces, Inc. And its subsidiaries (Commission File No. 33-12664-D) and
Hjanet Loss, C.P.A., P.C. has ceased.



Yours Truly,




/s/Janet Loss, C.P.A., P.C.
Janet Loss, C.P.A., P.C.
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